                                                                     EXHIBIT 4.3


                               MADGE NETWORKS N.V.


                                  1993 EMPLOYEE


                               STOCK PURCHASE PLAN






                                  OCTOBER 2001

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1. Purpose.................................................................  3

2. Definitions.............................................................  3

3. Eligibility.............................................................  4

4. Offering Periods........................................................  4

5. Participation...........................................................  5

6. Payroll Deductions......................................................  5

7. Grant of Option.........................................................  6

8. Exercise of Option......................................................  7

9. Delivery................................................................  8

10. Automatic Transfer to Low Price Offering Period........................  8

11. Withdrawal; Termination of Employment..................................  8

12. Interest...............................................................  9

13. Stock..................................................................  9

14. Administration.........................................................  9

15. Designation of Beneficiary............................................. 10

16. Transferability........................................................ 10

17. Use of Funds........................................................... 10

18. Reports................................................................ 10

19. Adjustments............................................................ 10

20. Amendment or Termination............................................... 12

21. Notices................................................................ 12

22. Conditions Upon Issuance of Shares..................................... 12

23. Term of Plan........................................................... 13


                               MADGE NETWORKS N.V.
                        1993 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide employees of Madge Networks N.V.'s Designated Subsidiaries with an opportunity to purchase Common Stock of Madge Networks N.V. through accumulated payroll deductions. It is the intention of Madge Networks N.V. to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

     (a) "Board" means the Board of Directors of Madge Networks N.V..

     (b) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" means the Common Stock of Madge Networks N.V.

     (d) "Company" means Madge Networks N.V., a Netherlands corporation and (where the context so requires), its Designated Subsidiaries.

     (e) "Compensation" means all regular straight time earnings, and all payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

     (f) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. Designated Subsidiaries are listed in Appendix I to the Plan.

     (g) "Employee" means any individual who is an employee of the Company for purposes of U.S. income tax withholding under the Code whose customary employment with a Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to re employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

     (h) "Exercise Date" means the date one (1) day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date on each Offering Period.

     (i) "Exercise Period" means a period commencing on an Offering Date or on the day after an Exercise Date and terminating one (1) day prior to the date six
(6) months later.

     (j) "Offering Date" means the first day of each Offering Period of the Plan.

     (k) "Offering Period" means a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised.

     (l) "Plan" means this 1993 Employee Stock Purchase Plan.

     (m) "Subsidiary" means a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by Madge
Networks N.V. or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by Madge Networks N.V. or a Subsidiary.

     (n) "Trading Day" means a day on which the national stock exchange or the National Association of Securities Dealers Automated Quotation (NASDAQ) System or any other market upon which the Common Stock are traded, is open for trading.

     3. Eligibility.

     (a) Any Employee as defined in Section 2 who shall be employed by the Company on the date his or her participation in the Plan is effective shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.


     4. Offering Periods. The Plan shall be implemented by overlapping twenty-four (24) month Offering Periods with a new Offering Period commencing on the first day of February and August of each year, the first of which shall commence on

February 1, 1994. The Plan shall continue thereafter until terminated in accordance with Section 20 hereof. Subject to the requirements of Section 20, the Board shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. For these purposes, the automatic transfer to a "Low Price Offering Period" described in Section 10 shall not be a change in the duration of an Offering Period. Furthermore, the Board may adjust the duration of the first Offering Period (up to but not exceeding 27 months) to reflect the timing of the Plan's implementation, provided that such adjustment is announced to Participants prior to the first Exercise Date under the Plan.

     5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a enrollment agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company's payroll office at least ten (10) business days prior to the applicable Offering Date, unless a later time for filing the enrollment agreement is set by the Board for all eligible Employees with respect to a given offering.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11.

     6. Payroll Deductions.

     (a) At the time a participant files his or her enrollment agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) nor less than one percent (1%) of his or her Compensation. The aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of his or her aggregate Compensation during said Offering Period.

     (b) All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease (but not increase) the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new enrollment agreement authorizing a decrease in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his or her payroll deductions more than once in any one month. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization or such shorter period as may be permitted by the Company. Subject to the limitations of Section 6(a), a participant's enrollment agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to zero percent (0%) at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal twenty-one thousand two hundred fifty dollars ($21,250). Payroll deductions shall recommence at the rate provided in such participant's enrollment agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the dispositions, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     (f) Options granted to persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act")("Insiders") are intended to qualify for the maximum exemption from Section 16 of the Act with respect to Plan transactions. Accordingly, notwithstanding Paragraph 6(c) above, participating Insiders shall make an irrevocable election to purchase stock on any Exercise Date at least six (6) months prior to such Exercise Date. Such election may not be decreased during the affected Exercise Period; provided, however, that an Insider may change his participation level for subsequent Exercise Periods by making an irrevocable election at least six (6) months prior to any Exercise Date.

     7. Grant of Option.

     (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by (x) the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date or (y) the nominal value of a share of the Company's Common Stock at the Exercise Date in the event that the lower of (i) and (ii) in (x) is less than such nominal value; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing fifty thousand dollars ($50,000) by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of each option during the Offering Period shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and each option shall expire at midnight on the last day of the applicable Exercise Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

     (b) The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Offering Date; or
(ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date provided that where the lower of (i) and (ii) represents a price per share which is less than the nominal value of a share of the Common Stock at the Exercise Date then the Company shall refund to each participant the accumulated payroll deductions in his/her account in the next salary payment or, if requested in writing by a participant, shall purchase shares at the nominal value of a share of the Company's Common Stock at the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, Nasdaq Smallcap Market System in the event the Common Stock is listed on a stock exchange or a regulated quotation service, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal or as listed by a broker in the event that the Wall Street Journal does not contain such quotes. In the event the Offering Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next Trading Day.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any amount remaining in the participant's account after an Exercise Date shall be held in the account until the next Exercise Date of the Offering Period, unless the Offering Period has been oversubscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Exercise Period which is insufficient to purchase a full share of Common Stock of the Company shall be applied to the participant's account for the next Exercise Period.

     10. Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company's Common Stock is lower on the first day of any Exercise Period in an Offering Period than it was on the Offering Date for that Offering Period, all Employees participating in the Plan on that day shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their options on the Exercise Date of the preceding Exercise Period and to have enrolled as participants in the new Offering Period which begins the next day (the "Automatic Transfer").

     11. Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company pursuant to a form to be provided by the Company. All of the participant's payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant's remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new enrollment agreement.

     (b) Upon a participant's ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant's account during the Exercise Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant's remaining option or options will be automatically terminated.

     (c) In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant's remaining option or options terminated.

     (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the participant withdraws.

     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. Stock.

     (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 4,100,000* shares, subject to adjustment upon changes in capitalization of the Company as provided in Section
19. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

     (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration. The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

     (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

     (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

--------
* As amended by the Board of Directors April 28, 1999 and July [ ], 2001.

     15. Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19. Adjustments. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves") as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of shares of Common Stock effected without receipt of any consideration by the Company, or (iii) any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by Madge Networks N.V. of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of Madge Networks N.V., the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of Madge Networks N.V., or the merger of Madge Networks N.V. with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least thirty (30) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that Madge Networks N.V.

effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of Madge Networks N.V. being consolidated with or merged into any other corporation.


     20. Amendment or Termination.

     (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of Madge Networks N.V. and its shareholders. Except as provided in Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

     (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or NASDAQ regulated system upon which the shares may then be quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue for a term of twenty (20) years unless sooner terminated under
Section 20.

                                   APPENDIX I

Designated Subsidiaries


Madge Networks (TR) B.V.
Madge Networks Limited
Madge Networks Asia Pacific B.V.
Madge Networks (Africa) Pty Ltd
Madge Networks (New Jersey) Inc
Madge Networks SA
Madge Networks GmbH
Madge Networks Inc
Madge Oceania Pty Limited
Madge.web Inc
Madge.web International (C.I.) Limited
Madge.web Hong Kong Limited
Madge.web Japan Co. Ltd
Madge Technology N.V.
Madge Group Services Limited
Madge Logistics Limited
Madge Networks Srl
Madge Networks Sl
Madge (Malaysia) Sdn Bhd
Madge Networks B.V.
Madge Japan KK
Madge Networks (UK) Holdings Ltd
Madge Networks US Holdings Inc
Madge International Holdings Ltd
Madge.connect Holdings B.V.
Madge.web N.V.



(Other Subsidiaries of the Company are included unless explicitly excluded by the Board.)